UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2018

WEARABLE HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Church Road, Suite B

          King of Prussia, PA 19406

(Address of principal executive offices, including zip code)

          (877) 639-2929

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 31, 2018, Wearable Health Solutions . (the “Company” or (WHSI) has accepted the resignation of Ron Adams Alan Polsky Jennifer Loria effectively all officers’ directors and board members. (Controlling Group).

WHSI has appointed interim management Daniel Sobolewski as Interim President and CEO Irina Veselinovic as interim Secretary and Treasurer.

The Company has relocated its offices from 200 West Church Road, Suite B, King of Prussia, PA 19406 to 224 Datura Street # 12015 (W) West Palm Beach Florida 33401. The Company new telephone number is: 1(800) 913-6149.

The Company new web site is www.VR-WHSI.Com.

The Company new Twitter Social Media Handle is: @VWHSI Twitter.com/VWHSI

2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

3.02	Unregistered Sales of Equity Securities

The interim management mandate is to conduct a corporate restructuring of the company and settle all debts and warrants. Additionally, new interim management mandate is to restore shareholder value and seek out other opportunities and ventures.

The company has commenced integration and development of various wearable health type products that utilize the virtual reality technology (VR). The company intends to integrate the VR with the new line of wearable products to offer a unique zen state type of experience for relief of stress headaches and muscle aches.

On August 31, 2018, WHSI interim management sold the bulk of its assets consisting of hearing aid devices and lines of product associated with hearing aid line of products only. The consideration accepted was the exchange of 28,000,000 shares of WHSI owned by the Controlling Group, to Aqualaro Corporation. The transaction was concluded in accordance and as part of an asset purchase and sale agreement.

The interim management passed a resolution to change the Company business direction model from hearing aid supplemental device supplier to a full service VR and Health Related Product lines distributor and dealer.

The Company issued 3,500,000 Restricted Rule 144 shares to an investor in exchange for a $25,000.00 one time investment. The new interim management has settled all notes and debts owed by the company to the previous management and or Controlling Group in exchange for 2,634,164 restricted shares. The company secured a $50,000 line of credit from EMRY CAPITAL bearing interest at 8 % Per annum secured by company stock (convertible note) convertible as per default provisions. The Company has earmarked these funds exclusively towards the successful VR product line development and integration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wearable Health Solutions, Inc.

Dated: September 4, 2018	By:	/s/ Daniel Sobolowski
Daniel Sobolowski President, Chief Executive Officer and Director